NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $500,000.00Issue Date: March 1, 2022 Purchase Price: $500,000.00

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Solar Integrated Roofing Corporation, a Nevada corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Jefferson Street Capital LLC, a New Jersey limited liability company or its registered assigns (the “Holder”) the sum of $500,000.00 together with any interest as set forth herein, on December 1, 2022 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of fourteen percent (14%) with such interest fully accrued as of the Issue Date. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the due date thereof until the same is paid (“Default Interest”). Default Interest shall be computed on the basis of a 360 day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, $0.0001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement dated the date hereof, pursuant to which this Note was originally issued (the “Purchase Agreement”). As additional consideration for the Holder lending the Purchase Price to the Borrower under the terms herein, the Borrower hereby acknowledges and agrees to the release provision set forth in the Purchase Agreement under section 4(j) therein.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1Conversion Right. The Holder shall have the right from time to time, and at any time following the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article III), each in respect of the remaining outstanding amount of this Note to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.4 hereof.

1.2Conversion Price. Subject to the adjustments described herein, the Note shall be convertible into Common Stock at a fixed price equal to $6.00 per share. To the extent the Conversion Price of the Borrower’s Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. The Borrower shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. Holder shall be entitled to add to the Principal Amount of the Note $750.00 for each conversion to cover Holder’s deposit fees associated with each Notice of Conversion.

1.3Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Purchase Agreement. The Borrower is required at all times to have authorized and reserved three (3) times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation set forth in Section 1.1 is not in effect)(based on the respective Conversion Price of the Note (as defined in Section 1.2) in effect from time to time, initially 5,000,000) (the “Reserved Amount”). The Reserved Amount shall be increased (or decreased with the written consent of the Holder) from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

1.4Method of Conversion.

(a)Mechanics of Conversion. As set forth in Section 1.1 hereof, from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower (upon payment in full of any amounts owed hereunder).

(b)Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(c)Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within two (2) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(d)Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit and Withdrawal at Custodian (“DWAC”) system.

(e)Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline due to action and/or inaction of the Borrower, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock (the “Fail to Deliver Fee”); provided; however that the Fail to Deliver Fee shall not be due if the failure is a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Borrower to effect delivery of such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(e) are justified.

1.5Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement).

Any restrictive legend on certificates representing shares of Common Stock issuable upon conversion of this Note shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if the Borrower or its transfer agent shall have received an opinion of counsel from Holder’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected; or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act; or otherwise may be sold pursuant to an exemption from registration. In the event that the Borrower does not reasonably accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration (such as Rule 144), at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

1.6Effect of Certain Events.

(a)Effect of Merger, Consolidation. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d)Adjustment Due to Dilutive Issuance. If, at any time when any Notes are issued and outstanding, the Borrower issues or sells, or in accordance with this Section 1.6(d) hereof is deemed to have issued or sold, except for shares of Common Stock issued directly to vendors or suppliers of the Borrower in satisfaction of amounts owed to such vendors or suppliers (provided, however, that such vendors or suppliers shall not have an arrangement to transfer, sell or assign such shares of Common Stock prior to the issuance of such shares), any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance. Unless an Event of Default has occurred, specifically excluded from this paragraph (d) are all obligations of the Borrower in existence as of the Issue Date.

The Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

ARTICLE II. CERTAIN COVENANTS

2.1Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1Failure to Pay Principal and Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity or upon acceleration and such breach continues for a period of five (5) days after written notice from the Holder.

3.2Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two (2) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder.

3.3Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of twenty (20) days after written notice thereof to the Borrower from the Holder.

3.4Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.5Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.7Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.8Failure to Comply with the Exchange Act. At any time commencing six (6) months from the Issue Date, the Borrower shall fail to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.9Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the U.S. Securities and Exchange Commission (the “SEC”) at any time after 180 days after the Issuance Date for any date or period until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.12Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.13Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

3.14Unavailability of Rule 144. If, at any time on or after the date which is one (1) year after the Issue Date, the Holder is unable to (i) obtain a standard “144 legal opinion letter” from an attorney reasonably acceptable to the Holder, the Holder’s brokerage firm (and respective clearing firm), and the Borrower’s transfer agent in order to facilitate the Holder’s conversion of any portion of the Note into free trading shares of the Borrower’s Common Stock pursuant to Rule 144, and (ii) thereupon deposit such shares into the Holder’s brokerage account.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Amount (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, OR SECTION 3.14, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT AMOUNT (AS DEFINED HEREIN); MULTIPLIED BY (Z) ONE AND ONE HALF (1.5). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note or upon acceleration), 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, and 3.13 exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), and upon the occurrence of an Event of Default specified the remaining sections of Articles III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 135% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Section 1.4(e) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. Upon an Event of Default, at the option of the Holder, the Holder shall be entitled to use the lowest Trading Price during the period commencing on the date of default through the date such default is cured discounted by twenty five percent (25%) (the “Default Period”), subject to adjustment as provided in this Note. For example, if the lowest Trading Price during the Default Period is $1.00 per share and the conversion discount is 25%, then the Holder may elect to convert future conversions at $0.75 per share. “Trading Price” means, for any security as of any date, the lowest trade price on the OTC Pink, OTCQB or applicable trading market as reported by a reliable reporting service designated by the Holder.

Upon an Event of Default, the Note shall be convertible into Common Stock at a price per share equal to 75% multiplied by the lowest Traded Price for the Common Stock on the OTC Pink, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being traded during the twenty (20) Trading Day period  ending on the Trading Day immediately preceding the Conversion Date.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, e-mail, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Solar Integrated Roofing Corporation

2831 St. Rose Pkwy, Suite 200

Henderson, NV 89052

If to the Holder:

Jefferson Street Capital LLC

720 Monroe Street,

Suite C401B

Hoboken, New Jersey 07030

4.3Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4Most Favored Nation. During the period where any monies are owed to the Holder pursuant to this Note, if the Borrower engages in any future financing transactions with a third party investor, the Borrower will provide the Holder with written notice (the “MFN Notice”) thereof promptly but in no event less than 10 days prior to closing any financing transactions. Included with the MFN Notice shall be a copy of all documentation relating to such financing transaction and shall include, upon written request of the Holder, any additional information related to such subsequent investment as may be reasonably requested by the Holder. In the event the Holder determines that the terms of the subsequent investment are preferable to the terms of the securities of the Borrower issued to the Holder pursuant to the terms of the Purchase Agreement, the Holder will notify the Borrower in writing. Promptly after receipt of such written notice from the Holder, the Borrower agrees to amend and restate the Securities (which may include the conversion terms of this Note), to be identical to the instruments evidencing the subsequent investment.

4.5Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities and Exchange Commission). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; and may be assigned by the Holder without the consent of the Borrower.

4.6Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.7Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of New Jersey or in the federal courts located in New Jersey. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.8Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

4.9Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.10Variable Security Blocker. The Borrower shall not issue a Variable Security (as defined herein) to, any party while this Note remains outstanding without written approval from the Holder. A Variable Security shall mean any security issued by the Borrower that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the common stock; (ii) is or may become convertible into common stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion or exercise price that varies with the market price of the common stock, even if such security only becomes convertible or exercisable following an event of default, the passage of time, or another trigger event or condition; or (iii) was issued or may be issued in the future in exchange for or in connection with any contract, security, or instrument, whether convertible or not, where the number of shares of common stock issued or to be issued is based upon or related in any way to the market price of the common stock, including, but not limited to, common stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. The Borrower agrees that this is a material term of the Note and any breach of this Section 4.10 will result in an Event of Default under Section 3.3 of this Note.

4.11Usury. To the extent it may lawfully do so, the Borrower hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Borrower under this Note for payments which under Delaware law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under Delaware law in the nature of interest that the Borrower may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Delaware law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to the Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at the Holder’s election.

4.12Section 3(a)(10) Transactions. If at any time while this Note is outstanding, the Borrower enters into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act, then a liquidated damages charge of 25% of the outstanding principal balance of this Note at that time, will be assessed and will become immediately due and payable to the Holder, either in the form of cash payment or as an addition to the balance of the Note, as determined by mutual agreement of the Borrower and Holder.

4.13No Broker-Dealer Acknowledgement. Absent a final adjudication from a court of competent jurisdiction stating otherwise, so long as any obligation of Borrower under this Note, Securities Purchase Agreement or the other documents in connection with the transactions contemplated hereunder (the “Transaction Documents”) is outstanding, the Borrower shall not state, claim, allege, or in any way assert to any person, institution, or entity, that Holder is currently, or ever has been, a broker- dealer under the Securities Exchange Act of 1934.

4.14Opportunity to Consult with Counsel. The Borrower represents and acknowledges that it has been provided with the opportunity to discuss and review the terms of this Note and the other Transaction Documents with its counsel before signing it and that it is freely and voluntarily signing the Transaction Documents in exchange for the benefits provided herein. In light of this, the Borrower will not contest the validity of Transaction Documents and the transactions contemplated therein. The Borrower further represents and acknowledges that it has been provided a reasonable period of time within which to review the terms of the Transaction Documents.

4.15Repayment from Proceeds. While any portion of this Note is outstanding, if the Borrower receives cash proceeds from any source or series of related or unrelated sources, including but not limited to, from payments from customers, the issuance of equity or debt, the conversion of outstanding warrants of the Borrower, the issuance of securities pursuant to an equity line of credit of the Borrower or the sale of assets, the Borrower shall, within one (1) business day of Borrower’s receipt of such proceeds, inform the Holder of such receipt, following which the Holder shall have the right in its sole discretion to require the Borrower to immediately apply 50% of such proceeds to repay outstanding amounts owed under this Note. Failure of the Borrower to comply with this provision shall constitute an Event of Default.

4.16Trading Activities. Neither the Holder nor its affiliates has an open short position (or other hedging or similar transactions) in the Common Stock of the Borrower and the Holder agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock of the Borrower.

4.17Security. As Security for the Borrower’s obligations contained herein and in all Notes issued by the Borrower to the Holder, the Holder shall be granted an unconditional first priority interest in and to, any and all property of the Company and its subsidiaries, of any kind or description, tangible or intangible, whether now existing or hereafter arising or acquired until the balance of all Notes has been reduced to zero dollars. “Any and all property,” as described herein shall be inclusive of, but not limited to, assets reported by the Company on its SEC filings, cash, inventory, accounts receivable, intellectual property rights, equipment and or property. Company’s counsel shall be responsible for making all filings to evidence this security interests.

4.18Make-Whole Conversion Shares. Upon sale by the Holder of the Conversion Shares as issued, conveyed and delivered to the Holder by the Borrower in accordance with the terms of the Note, Agreement, and related transaction documents, resulting in total net proceeds (net of fees, brokerage fees, transfer agent fees, and such similar fees in the ordinary course of business) less than the aggregate Principal Amount, interest, Default Interest, and other penalties and fees in connection with the Note (the “Outstanding Balance Amount”), the Holder shall be entitled to the issuance of additional shares of Common Stock until proceeds in an amount equal to the Outstanding Balance Amount are received in full by the Holder in accordance with this Section 4.18 as follows:

(e)Mechanics. At any time after the Holder shall have sold Conversion Shares issued in accordance with the terms of the Note (hereinafter the “Make-Whole Eligibility Time”), Holder may deliver a written notice to the Borrower (hereinafter the “Make- Whole Eligibility Notice”, and such date, a “Make-Whole Eligibility Notice Date”) certifying that the Holder is entitled to receive additional shares of Common Stock (hereinafter the “Make-Whole Shares”) pursuant to this Section 4.18. The Make- Whole Eligibility Notice shall set forth (A) the remaining Outstanding Balance Amount due and owing under the Note, (B) the aggregate net dollar amount received by Holder after the sale of the Conversion Shares and any Make-Whole Shares as of the date of the Make-Whole Eligibility Notice Date, and (C) the number of Make-Whole Shares to be issued to the Holder in accordance with Section 4.18(b) below. On the Trading Day immediately following the receipt of the Make-Whole Eligibility Notice, the Borrower shall deliver a written notice (hereinafter the “Make-Whole Additional Shares Notice”) to Holder setting forth the number of Make-Whole Shares to be delivered on the related Make-Whole Shares Delivery Date (as defined below) (together with reasonable calculations with respect thereto). The Borrower shall issue such Make-Whole Shares to the Holder on the third (3rd) Trading Day after the delivery of the Make-Whole Additional Shares Notice (hereinafter the “Make-Whole Shares Delivery Date”). On the Make-Whole Shares Delivery Date, the Borrower shall (i) (A) provide that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of Make-Whole Shares to which Holder shall be then entitled to in Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver on the applicable Make-Whole Shares Delivery Date, to the address set forth in the register maintained by the Borrower for such purpose pursuant to this Agreement or in the Purchase Agreements or to such address as specified by the Holder in writing to the Borrower at least two (2) Business Days prior to the applicable Make-Whole Shares Delivery Date, a certificate, registered in the name of the Holder or its designee, for the number of Make-Whole Shares to which Holder shall be entitled. The Borrower shall not issue any fraction of a share of Common Stock upon any issuance of Make-Whole Shares on any Make-Whole Shares Delivery Date. If such issuance would result in the issuance of a fraction of a share of Common Stock, the Borrower shall round such fraction of a share of Common Stock up to the nearest whole share. In addition to the Holder’s right to pursue any remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Borrower’s failure to timely deliver certificates representing Make-Whole Shares (or to electronically deliver such Make-Whole Shares), any failure by the Borrower to timely deliver Make-Whole Shares to Holder (or its designee) on a Make-Whole Shares Delivery Date it shall be an Event of Default under Section 3.3 of the Note.

(f)Calculation of Number of Make-Whole Shares. With respect to the Make- Whole Shares Delivery Date, the number of Make-Whole Shares issuable to the Holder shall equal the greater of (i) zero and (ii) the quotient of (1) (x) the net dollar amount (received after the sale of the Conversion Shares by the Holder in accordance with the terms of the Note, plus (y) the net dollar amount received after the sale of all Make-Whole Shares, minus (z) the Outstanding Balance Amount remaining at the time of the calculation, divided by (2) the average trailing closing price of the Borrower’s shares for ten (10) Trading Days immediately preceding the Make-Whole Shares Delivery Date. In its sole and exclusive discretion and without waiver of its rights, Holder may limit the delivery and acceptance of such Make- Whole Shares, from time-to-time or as may be appropriate or necessary, to a position, which is at or below 4.99% beneficial ownership of the Borrower’s authorized and issued outstanding Shares. For the avoidance of doubt, it is the intention of the Borrower and the Holder for Rule 144 purposes that the issuance of the Make-Whole Shares shall tack back to March 1, 2022, the date the consideration for the Purchase Price was received by the Borrower under the Note.

(g)Limitations on Issuances of Make-Whole Shares. Notwithstanding anything in Section 4.18 to the contrary, upon the Holder receiving the Outstanding Balance Amount in full from the sale of the Conversion Shares, and the Make Whole Shares, in accordance with the terms of the Note and this Amendment, no additional Make-Whole Shares shall be issuable hereunder.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this March 1, 2022.

SOLAR INTEGRATED ROOFING CORPORATION

By:
Name: David Massey
Title: Chief Executive Officer

EXHIBIT A -- NOTICE OF CONVERSION

The undersigned hereby elects to convert $  principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Solar Integrated Roofing Corporation, a Nevada corporation (the “Borrower”) according to the conditions of the convertible note of the Borrower dated as of March 1, 2022 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ]The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:

[ ]The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

[Insert Name and Address of Holder Here] Date of conversion:

Applicable Conversion Price:	$
Number of shares of common stock to be issued
pursuant to conversion of the Notes:
Amount of Principal Balance due remaining
under the Note after this conversion:

By:

Name:

Title: Date: